Exhibit 99.1

GE Capital Solutions Completes Acquisition of Trustreet Properties, Inc.

ORLANDO, Fla. Feb. 26, 2007 – Trustreet Properties, Inc. (NYSE:TSY; “Trustreet”) today said the previously announced acquisition of Trustreet by GE Capital Solutions, the business-to-business leasing, financing and asset management unit of General Electric (NYSE: GE), has been completed.

Under the terms of the Merger Agreement, holders of Trustreet’s common stock (other than Trustreet’s subsidiaries and TSY-FF Acquisition Company, Inc.) will receive $17.05 in cash, without interest, for each share of common stock issued and outstanding immediately prior to the effective time of the merger, holders of Trustreet’s Series A cumulative convertible preferred stock will receive, without interest, $25.00 per share plus any accrued and unpaid dividends through the closing date of the merger, and holders of Trustreet’s 7.5% Series C redeemable convertible preferred stock will receive, for each share of Series C stock issued and outstanding immediately prior to the effective time of the merger, one share of 7.5% Series C redeemable convertible preferred stock of the surviving corporation in the merger. As promptly as practicable, the surviving corporation will be liquidated into FF-TSY Holding Company, Inc., an indirect unit of GE Capital. In the liquidation, shares of the surviving corporation’s Series C preferred stock will be canceled and the holders thereof will receive a cash distribution from the surviving corporation of $25.00 per share plus any accrued and unpaid dividends through the date of the liquidation. In addition, in connection with the merger, limited partners of CNL APF Partners, LP, Trustreet’s operating partnership, will receive $17.05 in cash, without interest, for each unit of partnership interest that they own in CNL APF Partners, LP.

As a result of the completion of the merger, Trustreet has applied to delist its common stock and preferred stock from the New York Stock Exchange.

About Trustreet Properties, Inc.

Trustreet Properties, Inc. is the largest self-advised restaurant real estate investment trust (REIT) in the United States. Trustreet, which trades on the NYSE under the ticker symbol TSY, provides a complete range of financial, real estate and advisory services to operators of national and regional restaurant chains. For more information, visit http://www.trustreet.com.

About GE Capital Solutions, Franchise Finance, GE Capital Solutions and General Electric

GE Capital Solutions, Franchise Finance is a leading lender for the franchise market via direct sales and portfolio acquisition. It serves more than 6,000 customers and 20,000 property locations in restaurant, hospitality, branded beverage, power sports and automotive after-market industries. GE Capital Solutions, Franchise Finance offers customers access to capital with a menu of products featuring flexible structuring, including financing for acquisitions, refinancing, construction of new units, and remodels for single- and multi-unit operators/chains. More information is available at http://www.gefranchisefinance.com or by calling toll-free 866-GET-GEFF (438-4333).

GE Capital Solutions provides leasing, lending and capital investment products and services to help business customers grow. It has over $92 billion in assets, serves more than a million clients around the world and is headquartered in Danbury, Connecticut, USA. http://www.ge.com/capitalsolutions.

GE (NYSE: GE) is a diversified technology and services company dedicated to creating products that make life better. From aircraft engines and power generation to financial services, medical imaging, television programming and plastics, GE operates in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company’s web site at http://www.ge.com.

Forward-Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect Trustreet’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause Trustreet’s actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Trustreet’s control and that could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include risks detailed from time to time in filings with the Securities and Exchange Commission. The forward-looking statements contained herein represent Trustreet’s judgment as of the date of this release, and Trustreet cautions readers not to place undue reliance on such statements.